UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2024

Oncocyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Cushing Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 409-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	OCX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported below under Item 5.07 of this report, Oncocyte Corporation (the “Company”) held a special meeting of stockholders on October 11, 2024 (the “Special Meeting”), at which the Company’s stockholders approved an amendment and restatement of the Company’s 2018 Equity Incentive Plan (as previously amended, the “Incentive Plan”) to: (a) provide for an additional 1,250,000 shares of the Company’s common stock to be available for the issuance of equity awards thereunder, such that the total number of shares of common stock that have been made available for issuance since the inception of the Incentive Plan is 2,300,000 shares of common stock, (b) provide that the Board of Directors of the Company (the “Board”), or applicable committee of the Board, may delegate, in its discretion, to one or more of the Company’s executive officers, the limited authority to grant awards under the Incentive Plan, subject to the limitations under the Incentive Plan with respect to the participants eligible to receive such awards and any other limitations and guidelines established by the Board, or applicable committee of the Board, with respect to the exercise of such delegated authority, (c) eliminate “fungible share counting” in order to provide that any shares of the Company’s common stock granted in connection with any awards will be counted against the number of shares available for the grant of awards under the Incentive Plan as one share for every award, (d) eliminate the limitations on “share recycling” in order to provide that any shares of the Company’s common stock tendered in payment of an option, delivered or withheld by the Company to satisfy any tax withholding obligation, covered by a stock-settled award that were not issued upon the settlement of the award, or repurchased by the Company using the proceeds from option exercises, will again be made available for issuance under the Incentive Plan, and (e) eliminate the restrictions in the Incentive Plan that prohibit the terms of any award to provide for vesting, in whole or in part, prior to the date that is one year from the date on which the award is granted, in each case, as contemplated by an Amended and Restated 2018 Equity Incentive Plan (the “Amended and Restated Incentive Plan”).

For more information about the Amended and Restated Incentive Plan, see the Company’s definitive proxy statement on Schedule 14A relating to the Special Meeting, which was originally filed with the Securities and Exchange Commission on September 25, 2024 (the “Proxy Statement”), the relevant portions of which are incorporated herein by reference. The foregoing description of the Amended and Restated Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Incentive Plan, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

General

The Special Meeting was held on October 11, 2024 virtually via live webcast at https://web.lumiconnect.com/259974801. Present at the Special Meeting virtually or by proxy were holders of 8,587,771 shares of common stock of the Company, which represented 64.21% of the voting power of all shares of common stock of the Company as of September 16, 2024, the record date for the Special Meeting.

Proposals

The stockholders of the Company voted on the following proposals at the Special Meeting, as more fully described in the Proxy Statement:

1.	To approve the Amended and Restated Incentive Plan; and

2.	To approve an adjournment of the Special Meeting in the event a quorum was not achieved.

Voting Results

The final voting results for each of these proposals at the Special Meeting are detailed below.

1. Approval of Amended and Restated Incentive Plan

Shares Voted
For	Against	Abstained	Broker Non-Votes
8,469,172	110,188	8,410	—

Based on the votes set forth above, the stockholders approved the Amended and Restated Incentive Plan.

2. Approval of Adjournment

Shares Voted
For	Against	Abstained	Broker Non-Votes
8,500,403	67,246	20,122	—

Based on the votes set forth above, the stockholders approved an adjournment of the Special Meeting in the event a quorum was not achieved.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amended and Restated 2018 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: October 15, 2024	By:	/s/ Joshua Riggs
	Name:	Joshua Riggs
	Title:	President and Chief Executive Officer